Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Asia Special Situation Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Hlavsa, Principal Accounting and Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Asia Special Situation Acquisition Corp. and will be retained by Asia Special Situation Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Michael Hlavsa
Michael Hlavsa Chief Financial Officer (Principal Accounting and Financial Officer)

March 27, 2008